Exhibit 10.6

TRIPLE NET LEASE

1000 WALL

Between:

EASTERN WESTERN CORP.

(“Landlord”)

And

ACER THERAPEUTICS INC.

(“Tenant”)

Dated April 1, 2018

29.	BROKERS.	19
30.	LATE CHARGES.	19
31.	NO PERSONAL LIABILITY.	19
32.	MISCELLANEOUS PROVISIONS.	19
33.	EXHIBITS.	20

SUMMARY OF BASIC LEASE TERMS

The following is a summary of the basic terms contained in this Lease.  In the event of any conflict between any provision contained in this Summary and a provision contained in the balance of the Lease, the latter shall control.

1.	Name of Landlord:	Eastern Western Corp.
2.	Address for Notices to Landlord:
PO Box 3228
Portland, OR 97208-3228

3.	Address for Rent Payments:	Eastern Western Corp.
PO Box 3228
Portland, OR 97208-3228

4.	Name of Tenant and Address of Premises:	Acer Therapeutics Inc.
1000 NW Wall Street #220
Bend, OR 97701

5.	Address for Notices to Tenant:	Chris Schelling
Acer Therapeutics Inc.
1000 NW Wall Street #220
Bend, OR 97701

6.	Trade Name under Which Tenant Will Operate at Premises:	ACER Therapeutics Inc.

7.	Business to Be Conducted By Tenant at Premises:	General Office

8.	Approximate Floor Area of Premises:	2,288 SF

9.	Lease Term:	36 Months

10.	Estimated Commencement Date:	April 1, 2018

11.	Base Rent:	$$4,004.00

12.	Percentage Rent Rate:	~~% of Gross Sales~~

13.	Landlord's Broker:	Nick Vaughn, Fratzke Commercial

14.	Tenant's Broker:	Brian Fratzke, Fratzke Commercial

15.	Security Deposit:	$2,500.00

1000 WALL

TRIPLE NET (NNN) LEASE

thIS LEASE is entered into effective 1st day of April, 2018, between Eastern Western Corp, an Oregon corporation (“Landlord”), and Acer Therapeutics Inc. (“Tenant”).  Landlord owns that certain building and other improvements known as 1000 Wall (the “Building”) on that certain property located at 1000 NW Wall Street and 130-180 NW Oregon Avenue, City of Bend, Deschutes County, State of Oregon (the “Property”). Landlord hereby leases to Tenant and Tenant hereby leases from Landlord certain space on the Property located at Suite #220 consisting of approximately 2,288 rentable square feet as outlined on the attached Exhibit A (the “Premises”) on the terms and conditions set forth in this Lease.

1.TERM.

The term of this Lease (the “Term”) shall be for a period of 36 months, commencing on the first to occur of the following dates: (a)April 1, 2018  ; (b) the date on which Tenant begins to transact business on, at, or from the Premises; or (c) one day after Landlord has delivered possession of the Premises to Tenant with any work to be performed by Landlord in the Premises (as agreed by Landlord in an exhibit attached to this Lease, if any) substantially completed (the “Commencement Date”). Tenant’s Base Rent shall commence on April 1, 2018.  If applicable, Tenant shall complete any work required in the Premises, and approved by Landlord pursuant to Section 7, within days after Landlord delivers possession of the Premises to Tenant.  If the first day of the Term shall be a day other than the first day of a calendar month, then the Term shall be deemed extended by the number of days between the Commencement Date of this Lease and the first day of the first calendar month thereafter, so that the Term shall expire at the end of a calendar month.  In the event Landlord allows Tenant the right to early possession of the Premises for the purpose of installation of Tenant’s improvements to the Premises or for other purposes, then Tenant’s entry into the Premises shall be subject to all terms and conditions of this Lease except the payment of Rent.  Tenant’s entry shall mean entry by Tenant, its officers, contractors, employees, licensees, agents, servants, guests, invitees, and visitors.  If Landlord, for any reason, cannot deliver possession of the Premises on the estimated commencement date set forth in the Summary of Basic Lease Terms (the “Estimated Commencement Date”), this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from such delay.  In that event, however, Landlord shall deliver possession of the Premises as soon as practicable.  If Landlord is delayed in deliver possession to Tenant for any reason attributable to Tenant, this Lease shall commence on the Estimated Commencement Date set forth in the Summary of Basic Lease Terms.

2.RENT.

Beginning on the Commencement Date and continuing during the entire Term, Tenant shall pay Landlord as rent for each “Lease Year” the “Base Rent” as defined in this Section and all “Additional Rent” (as defined in Section 4).  The term “Lease Year” shall mean the period from the Commencement Date through the first December 31st following the Commencement Date, January 1st through December 31st for each subsequent full calendar year during the Term, and January 1st to the end of the Term for the final Lease Year.  All Rent shall be paid when due without notice, offset, or deduction or for any reason.

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2.1Base Rent.

The minimum monthly rent during the Term (“Base Rent”) is outlined in the Summary of Basic Lease Terms. Base Rent shall be paid in advance on or before the first day of each calendar month during the Term, except for the first calendar month.  Upon execution of this Lease, Tenant shall pay to Landlord Base Rent for the first full calendar month of the Term.  If the first month of the Term shall be a partial month, Base Rent shall be prorated on a daily basis, based on a 30 day month, and the amount due for such partial month shall be paid on or before the first day of the first full calendar month following the Commencement Date.

Months	Base Rent / Month
1-12	$4004.00
13-24	$4124.12
25-36	$4247.84

Plus NNN

(a)General.  All references to “Rent” or “Rental” in this Lease shall mean Base Rent, Additional Rent and all other payments required of Tenant under this Lease unless otherwise expressly specified and all payments required by Tenant under this Lease shall be deemed “Rent.

(b)Place of Payment.  Tenant shall pay Rent and other amounts required to be paid by Tenant hereunder to Landlord at the address for Landlord set forth on the last page of this Lease, or at such other place as Landlord may from time to time designate in writing.

3.SECURITY DEPOSIT.

Upon execution of this Lease, Tenant shall pay to Landlord a sum equal to the amount set forth on the Summary of Basic Lease Terms, as security for the full and faithful performance by Tenant of all of the covenants and terms of this Lease required to be performed by Tenant.  Such security deposit shall be returned to Tenant after the expiration of this Lease provided Tenant has fully and faithfully carried out Tenant’s entire obligation hereunder, including the payment of all amounts due to Landlord hereunder and the surrender of the Premises to Landlord in the condition required by this Lease.  However, Landlord, at its option, may apply such sum on account of the payment of the last month’s Base Rent or other unpaid Tenant obligations.  Such sum may be commingled with other funds of Landlord and shall not bear interest.  In the event of a sale of the Property, Landlord shall transfer the security deposit to the purchaser to be held under the terms of the Lease, and Landlord shall thereupon be released from all liability for the return of the security deposit.  Tenant agrees to look solely to the new landlord for the return of the security deposit.

4.ADDITIONAL RENT.

4.1Operating Expenses.

In addition to Base Rent, Tenant shall pay to Landlord a portion of the Operating Expenses incurred by Landlord in connection with the Property.  The term “Operating Expenses” shall mean all expenses paid or incurred by Landlord or on Landlord’s behalf, as reasonably determined by Landlord to be necessary or appropriate for the efficient operation, management, maintenance, and repair of the land and the Building.  Tenant shall pay their pro-rata share of those Operating Expenses applicable to the land and Building in general. Landlord shall allocate Operating Expenses applicable to the land and the Building in general, as Landlord determines is reasonable.  Without limiting the generality of the foregoing, Operating Expenses shall specifically include the management fee charged by Landlord’s managing agent.

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4.2Property Taxes and Insurance.

In addition to Base Rent, Tenant shall pay their pro-rata share of all real property taxes and assessments levied, assessed or imposed during the Term upon the Property (”Taxes”) and their pro-rata share of the cost of insurance provided by Landlord pursuant to Section 5.1 (“Insurance”).  Tenant shall pay to Landlord an amount each month, which is equal to one-twelfth of the estimated annual Taxes and Insurance together with Tenant’s payments of Operating Expenses, as provided in Section 4.3) below.  If, during the Term, the voters of the state in which the Premises are located or the state legislature enacts a real property tax limitation, then any substitute taxes, in any name or form, which may be adopted to replace or supplement real property taxes shall be added to Taxes for purposes of this Section 4.2.  Should there be in effect during the Term any law, statute, or ordinance which levies, assesses, or imposes any tax (other than federal or state income tax) upon rents, Tenant shall pay such taxes as may be attributable to the Rents under this Lease or shall reimburse Landlord for any such taxes paid by Landlord within ten days after landlord bills Tenant for the same.

4.3Payment of Operating Expenses, Taxes and Insurance.

Landlord shall notify Tenant of Tenant’s required estimated monthly payments of Operating Expenses, Taxes, and Insurance.  Beginning on the Commencement Date, and continuing throughout the Term, Tenant shall make such monthly payment on or before the first day of each calendar month.  Landlord may, from time to time, by written notice to Tenant, change the estimated monthly amount to be paid.  No interest or earnings shall be payable by Landlord to Tenant on any amount paid under this Section 4, and Landlord may commingle such payments with other funds of Landlord.  Landlord shall, within 90 days after the close of each calendar year, deliver to Tenant a written statement setting forth the actual Operating Expenses, Taxes and Insurance for the prior year together with a computation of the charge or credit to Tenant of any difference between the actual cost and the estimated cost paid by Tenant for such period; and any such difference shall be paid or reimbursed, as applicable, within 10 days after Landlord gives Tenant notice thereof.  If Tenant has any objections to the annual statement made by landlord, such objections shall be made in writing given to landlord within 30 days after the statement is submitted to Tenant.  If no objections are made within such time period, the annual statement shall be conclusive and binding on Tenant.  If Tenant desires to review any of Landlord’s records pertaining to Operating Expenses, Taxes or Insurance, Tenant may do so after reasonable prior notice given to Landlord, but no more often that once during any calendar year.  Such review shall take place where such records are kept, and shall be conducted by a certified public accountant chosen by Tenant subject to landlord’s prior written approval, which shall not be unreasonably withheld.  Tenant shall pay all costs of such review including without limitation reimbursement for time incurred by landlord’s representatives and photocopy charges.

5.INSURANCE; INDEMNITY

5.1Insurance.

During the Term, Landlord shall maintain in full force a policy or policies of standard multi-peril insurance covering the Building and other improvements (exclusive of Tenant’s trade fixtures, tenant improvements and other property) situated on the Property for the perils of fire, lightning, windstorm and other perils commonly covered in such policies.  Additionally, the perils of earthquake, landslide, flood, and/or other perils may be covered at the election of Landlord.  During the Term, Landlord shall maintain in full force a comprehensive liability insurance policy in amounts considered appropriate by Landlord insuring Landlord against liability for bodily injury and property damage occurring in, on or about the Property.  Landlord shall use its reasonable efforts to secure said insurance at competitive rates.

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5.2Increases in Premiums.

This Lease is entered into on the basis that Tenant’s occupancy will not affect the Property’s classification for insurance rating purposes.  If Tenant’s initial intended use of the Premises results in higher insurance premiums for any buildings situated on the Property, Tenant shall pay for the increased costs of the premiums for insuring any such buildings against loss with standard extended overage endorsements during the Term.  If the insurance premiums on any such buildings are increased during the Term as a result of the installation of equipment on the Premises by Tenant, by reason of Tenant maintaining certain goods or materials on the Premises or as a result of other use or occupancy of the Premises by Tenant, Tenant shall pay the additional cost of the insurance for any such buildings (whether or not Landlord has consented to the activity resulting in the increased insurance premiums).  Tenant shall refrain from any activity in its use of the Premises which would make it impossible to insure the Premises or the buildings situated on the Property against casualty or which would increase the insurance rate of any such buildings or prevent Landlord from taking advantage of the ruling of the Insurance Rating Bureau of the state in which the Premises are situated or its successors allowing Landlord to obtain reduced premium rates for long term fire insurance policies, unless Tenant pays the additional cost of the insurance.  All of Tenant’s electrical equipment shall be U-L approved.  If Tenant installs any electrical equipment that overloads the lines in the Premises or in any such buildings, Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of the Insurance underwriters and governmental authorities having jurisdiction.  Any insurance premiums to be paid by Tenant by reason of its initial intended use of the Premises or any increase in insurance premiums attributable to Tenant’s use or occupancy of the Premises during the Term shall be paid by Tenant to Landlord within thirty days after Landlord bills Tenant for the same.

5.3Indemnity.

Tenant shall indemnify, defend, and save harmless the Landlord Parties from any and all liability, damage, expenses, attorneys’ fees, causes of actions, suits, claims or judgments, arising out of or connected with (i) the use, occupancy, management, or control of the Premises, (ii) any failure of Tenant to comply with the terms of this Lease, and (iii) the acts or omissions of Tenant, its agents, members, officers, directors, employees, customers or invitees; provided, however, that Tenant shall not be liable for claims caused by the sole negligence of Landlord.  Tenant shall, at its own cost and expense, defend any and all suits which may be brought against Landlord either alone or in conjunction with others upon any such above mentioned cause or claim, and shall satisfy, pay, and discharge any and all judgments that may be recovered against Landlord in any such action or actions in which Landlord may be a party defendant. As used herein, “Landlord Parties” shall mean and refer to Landlord and its members, beneficiaries, owners, officers, directors, employees, agents, management agent, invitees and lenders.

5.4Tenant’s Insurance.

Tenant shall at its own expense during the Term carry in full force and effect a comprehensive public liability insurance policy including property and personal injury coverage, insuring the Premises and its contents, including any of Tenant’s leasehold improvements, with an insurance carrier satisfactory to Landlord, naming Landlord, Landlord’s management agent, and Landlord’s lender as additional insureds, with a combined single limit for bodily injury or property damage in an amount of not less than the greater of (a) $1,000,000, or (b) 1,000,000, per occurrence and in aggregate, insuring against and all liability of Tenant with respect to the Premises and under this Lease including without limitation Tenant’s indemnity obligations under this Lease, or arising out of the maintenance, use or occupancy of the Premises.  Tenant shall carry insurance, which fully covers repair and replacement of broken storefront windows, if any.  If engaged in the sale or distribution of alcoholic beverages, Tenant shall carry liquor liability insurance in a form and in such amounts satisfactory to Landlord.  All policies of insurance required to be carried hereunder shall provide that the insurance shall not be cancelable or modified without at least ten (10) days prior written notice to Landlord, shall be deemed primary and noncontributing with other insurance available to Landlord, and shall be issued by one or more insurance companies licensed to do business in the State of Oregon and reasonably acceptable to Landlord.  On or before the Commencement Date, Tenant shall furnish Landlord with a certificate or other acceptable evidence that such insurance is in effect.  Tenant shall also provide and maintain insurance to comply with Worker’s Compensation and Employer’s Liability Laws.

7 | 1000 WALL LEASE AGREEMENT

6.USE OF PREMISES.

The premises shall be used for the purposes described in the Summary of Basic Lease Terms and for no other purpose without Landlord’s written consent.  In connection with the use of Premises, Tenant shall:

6.1Conform to all applicable laws, statutes, rules, ordinances, orders, regulations and requirements of any public authority (“Laws”) affecting the Premises and the use of the Premises and correct, at Tenant’s own expense, any failure of compliance created through Tenant’s fault or by reason of Tenant’s use, unless such failure is due to Landlord’s default in the performance of the agreements set forth in this Lease to be kept and performed by Landlord.    Landlord represents to Tenant that there is no asbestos in the Building, and Landlord indemnifies Tenant from any liability arising out of the presence of asbestos in the Building.

6.2Refrain from any activity which would be reasonably offensive to Landlord, to other tenants in any buildings situated on the property, or to owners or users of the adjoining premises, or which would tend to create a nuisance or damage the reputation of the Premises or of any such buildings.  Without limiting the generality of the foregoing, Tenant shall not permit any noise or odor to escape or be emitted from the Premises nor permit the use of flashing (strobe) lights nor shall Tenant permit the sale or display of offensive materials as reasonably determined by Landlord;

6.3Refrain from loading the floors, electrical systems, plumbing systems, or heating, ventilating and air conditioning systems (“HVAC”), beyond the point considered safe by a competent engineer or architect selected by Landlord and refrain from using electrical, water, sewer, HVAC, and plumbing systems in any harmful way.  If Landlord employs an engineer, architect, electrical, or other consultant to determine whether Tenant's use of the Premises is in violation of this Section 6.3, Tenant shall pay the reasonable costs incurred in connection with that employment.  Tenant shall use hair interceptors, grease traps or other drain protection devices as needed to avoid such harmful use;

6.4Not permit any pets or other animals in the Premises except for Service Animals;

6.5Refrain from making any marks on or attaching any sign, insignia, antenna, window covering, aerial or other device to the exterior or interior walls, windows or roof of the Premises without the written consent of the Landlord, which consent shall not be unreasonably withheld.  Landlord need not consent to any sign, which fails to conform to the general design concept of the buildings situated on the Property, as established by Landlord. Notwithstanding Landlord's consent to any signs, Tenant shall (i) comply with all Laws related to such signs at its own cost and expense, and (ii) remove all such signs upon termination of the Lease and repair any damage to the Premises caused thereby, at Tenant's own cost and expense;

6.6Comply with any reasonable rules respecting the use of the Premises promulgated by Landlord from time to time and communicated to Tenant in writing.  Without limiting the generality of the foregoing, such rules may establish hours during which the common area shall be open for use, may regulate deliveries to the Premises and may regulate parking by employees.  Recognizing that it is in the best interests of all tenants to accommodate the parking needs of customers, Landlord reserves the right to require employees of Tenant to park in designated areas of the common area or to park outside of the common area if Landlord determines that the extent of employee parking is detrimental to the business of the tenants or any of them.  Tenant shall use its best efforts to complete, or cause to be completed, all deliveries, loading and unloading to the Premises by 9 a.m. each day, and to prevent delivery trucks or other vehicles serving the Premises from parking or standing in from of the locations of other tenants;

6.7Comply with any no smoking (and other health related) policies and procedures established by Landlord from time to time;

6.8Recognizing that it is in the interest of both Tenant and Landlord to have regulated hours of business, Tenant shall keep the Premises open for business and cause Tenant’s business to be conducted therein during those days and hours as is customary for businesses of like character in the city or county in which the Premises are situated, but in any event during those days and hours reasonably established by Landlord, except to the extent that the use of the Premises is interrupted or prevented by causes beyond Tenant’s reasonable control;

8 | 1000 WALL LEASE AGREEMENT

6.9Not permit any cash, credit card, or coin-operated vending, novelty or gaming machines or equipment on the Premises without the prior written consent of Landlord; and not permit the use of any part of the Premises for a second-hand store, nor for an auction, distress or fire sale, or bankruptcy or going-out-of-business sale or the like;

6.10Refrain from violating or causing the violation of any exclusive use provision granted to any tenant or other occupant of the Property as to which Tenant has been given written notice;

6.11Not commit or suffer any harm to the Premises including without limitation the improvements thereon or any part thereof; and Tenant shall keep the Premises in a neat, clean, sanitary, and orderly condition;

6.12Refrain from any use of any area on the Property which is outside of the Premises unless such use is specifically permitted in writing by Landlord in advance; and

6.13Not generate, release, store, or deposit on the Premises any environmentally hazardous or toxic substances, materials, wastes, pollutants, oils, or contaminants, as defined by any federal, state, or local law or regulation, including, without limitation, petroleum products (collectively, “Hazardous Substance”).  Tenant shall indemnify, defend, and hold harmless Landlord from and against any and all claims, losses, damages, response costs and expenses of any nature whatsoever (including without limitation attorneys’, experts’, and paralegals’ fees) arising out of or in any way related to the generation, release, storage, or deposit of Hazardous Substances on the Premises by Tenant or any other person or entity other than Landlord on and/or after the date of this Lease.

6.14Tenant shall not install or display any sign visible from the exterior of the Premises without the Landlord's review and prior written consent as to design, size, location and color.  All signs installed or displayed by Tenant shall conform to Landlord's rules and regulations regarding signs and applicable Legal Requirements. All signage requests must be submitted with a sketch/mock-up to Landlord; only signage which has been approved by Landlord shall be installed. Tenant shall have ten (10) days to remove any non-approved signage upon Landlord’s request; should signage not be removed within said timeframe, Tenant shall be considered in default of the Lease.

7.TENANT IMPROVEMENTS AND ALTERATIONS.

Except as specified in an exhibit attached to this Lease (if any), Tenant accepts the Premises in their as-is condition as of the Commencement Date and Tenant shall pay for all tenant improvements, whether the work is performed by Landlord or by Tenant.  If any improvements to the Premises or other work on the Premises by Tenant causes the need to comply with any Laws in areas outside of the Premises including without limitation the Americans with Disabilities Act or regulations pertaining to earthquake codes, Tenant shall pay the cost thereof as well.  Tenant shall make no improvements or alterations on the Premises of any kind, including the initial work to be performed by Tenant in the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.  Prior to the commencement of any work by Tenant, Tenant shall first submit the following to Landlord and obtain Landlord’s written consent to all of the following which consent shall not be unreasonably withheld: Tenant’s plans and specifications; Tenant’s estimated costs; and the names of all of Tenant’s contractors and subcontractors. Landlord to approve, or provide Tenant Improvement comments back to Tenant within 20 days after submittal. If Landlord is to perform some or all of such work, Landlord shall have the right to require Tenant to pay for the cost of the work in advance or in periodic installments.  If the work is to be performed by Tenant, Landlord shall have the right to require Tenant to furnish adequate security to assure timely payment to the contractors and subcontractors for such work.  All work performed by Tenant shall be done in strict compliance with all applicable building, fire, sanitary, and safety codes, and other applicable laws, statutes, regulations, and ordinances, and Tenant shall secure all necessary permits for the same.  Tenant shall keep the Premises free from all liens in connection with any such work.  All work performed by the Tenant shall be carried forward expeditiously, shall not interfere with Landlord’s work or the work to be performed by or for other tenants, and shall be completed within a reasonable time.  Landlord or Landlord’s agents shall have the right at all reasonable times to inspect the quality and progress of such work.  All improvements, alterations and other work performed on the Premises by either Landlord or Tenant shall be the property of Landlord when installed, except for Tenant’s trade fixtures, and may not be removed at the expiration of this Lease unless the applicable Landlord’s consent specifically provides otherwise.  Notwithstanding Landlord’s consent to improvements

9 | 1000 WALL LEASE AGREEMENT

or alterations by Tenant, all such improvement, alteration or other work to be performed by Tenant shall be at the sole cost and expense of Tenant.  Tenant shall give Landlord not less than five (5) business days advance written notice of the date on which any construction will commence so as to give Landlord the opportunity to post a notice of non-responsibility.

8.REPAIRS AND MAINTENANCE.

8.1Landlord’s Responsibilities.

The following shall be the responsibility of Landlord:

(a)Structural repairs and maintenance and repairs necessitated by structural disrepair or defects.

(b)Repair and maintenance of the exterior walls, roof, gutters, downspouts and the foundation of the Building.  This shall not include maintenance of the operating condition of doors and windows or replacement of glass, nor maintenance of the store front;

(c)Maintenance of the HVAC system; and

(d)Repair of interior walls, ceilings, doors, windows, floors and floor coverings when such repairs are made necessary because of a failure of Landlord to keep the structure in repair as above provided in this Section 8.1.

(e)If Landlord elects to do so, the hiring of a qualified pest extermination company for regular extermination services.

The cost of such improvements shall be included in the Operating Expenses; provided, however, all capital expenses shall be amortized over their useful life, and only the portion attributable to a Lease Year shall be passed through to Tenant during the Lease Year.

8.2Tenant’s Responsibilities.

The following shall be the responsibility of Tenant:

(a)The interior of the Premises including any interior decorating;

(b)All interior fixtures, including light fixtures and bulbs and bathroom fixtures and interior piping;

(c)Any repairs necessitated by the negligence of or use of the Premises by Tenant, its agents, employees and invitees and their use of the Premises;

(d)Maintenance and repair of the interior walls and floor coverings (both hard surfaces and carpeting);

(e)Any repairs or alterations required under Tenant’s obligation to comply with the laws and regulations as set forth in this Lease; and

10 | 1000 WALL LEASE AGREEMENT

(f)All other repairs or maintenance to the Premises which Landlord is not expressly required to make under Section 8.1 above, which includes, without limiting the generality of the foregoing, the replacement of all glass which may be broken or cracked during the Term with glass of as good or better quality than that in use at the commencement of the Term, any store front within the Premises, wiring, plumbing, drainpipes, sewers, and septic tanks including without limitation, repairs outside of the Premises if the need for the repair arises from Tenant’s use of the Premises.  All of Tenant’s work shall be in full compliance with then-current building code and other governmental requirements.

8.3Inspections.

Landlord shall have the right to inspect the Premises at any reasonable time or times to determine the necessity of repair.  Whether or not such inspection is made, the duty of Landlord to make repairs as outlined above in any area in Tenant’s possession and control shall not mature until a reasonable time after Landlord has received from Tenant written notice of the necessity of repairs, except in the event emergency repairs may be required and in such event Tenant shall attempt to give Landlord appropriate notice considering the damages.  Except in the case of emergency, in which case no notice shall be required, Landlord shall provide Tenant with not less than one Business Day notice to Tenant prior to entering the Premises pursuant to this Section 8.3.

8.4Landlord’s Work.

All repairs, replacements, alterations or other work performed on or around the Premises by Landlord shall be done in such way as to interfere as little as reasonably possible with the use of the Premises by Tenant.  Tenant shall have neither right to an abatement of Rent nor any claim against Landlord for any inconvenience or disturbance resulting from Landlord’s performance of repairs and maintenance pursuant to this Section 8.

9.LIENS; TENANT’S TAXES.

Tenant shall keep the Premises free from all liens, arising from any act or omission of Tenant or those claiming under Tenant.  Landlord shall have the right to post and maintain on the Premises or the Building such notices of non-responsibility as are provided for under the lien laws of the state of Oregon.  Tenant shall be responsible for and shall pay when due all taxes assessed during the Term against any leasehold or personal property of any kind owned by or placed upon or about the Premises by Tenant.

10.UTILITIES.

Tenant shall pay promptly for all water and sewer facilities, gas and electrical services, including heat and light, garbage collection, recycling, and all other facilities and utility services used by Tenant or provided to the Premises during the Term.  If the heating and air-conditioning systems are not on separate meters, Tenant shall pay its proportionate share of such charges, as reasonably determined by Landlord, within ten days after billings therefore. Tenant shall arrange for regular and prompt pickup of trash and garbage and shall store such trash and garbage in only those areas designated by Landlord.  However, if Landlord elects to arrange for garbage collection on a cooperative basis for Tenant and other tenants, Tenant shall pay its proportion share of the garbage collection charges, within ten days after billings therefor.  Tenant shall comply with any recycling programs required by any Law or reasonably required by Landlord.

11.ICE, SNOW, AND DEBRIS.

Tenant shall keep the walks in front of the Premises, if any, free and clear of ice, snow, rubbish, debris, and obstructions.  Tenant shall save and protect the Landlord Parties from any injury whether to Landlord, to any Landlord Party or to Landlord’s property or to any other person or property caused by Tenant’s failure to perform Tenant’s obligations under this Section 11.  Tenant’s obligations under this Section 11 shall be performed at Tenant’s cost and expense.  Landlord reserves the right to cause the removal of ice, snow, debris and obstruction from the area in front of the Premises and Tenant shall pay the cost thereof within ten days after billing therefor.

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12.WAIVER OF SUBROGATION; SPECIAL OR CONSEQUENTIAL DAMAGES.

Neither party shall be liable to the other for any loss or damage that would be covered by any insurance policy required to be carried hereunder.  All claims or rights of recovery for any and all such loss or damage, however caused, are hereby waived.  Without limiting the generality of the foregoing, said absence of liability shall exist whether or not such loss or damage is caused by the negligence of either Landlord or Tenant or by any of their respective agents, servants or employees.  In no event shall Landlord or Tenant be liable for any special or consequential damages.

13.INJURY TO TENANT’S PROPERTY.

Landlord shall not be liable for any injury to the goods, stock, merchandise or any other property of Tenant or to any person in or upon the Premises or the leasehold improvements in the Premises resulting from fire or collapse of the Building or any portion thereof or any other cause, including but not limited to damage by water or gas, or by reason of any electrical apparatus in or about the Premises. With the exception for Landlords gross negligence or willful misconduct.  Tenant is responsible for carrying insurance to cover the risks described in this Section.

14.DAMAGE OR DESTRUCTION.

14.1Partial Destruction.

If the Premises shall be partially damaged by fire or other cause, and Section 14.2 below does not apply, the damages to the Property shall be repaired by Landlord, and all Base Rent until such repair is completed shall be abated proportionately according to the part of the Premises which is un-useable by Tenant, except when such damage occurs because of the fault of Tenant in which case there shall be no abatement.  Landlord shall bear the cost of such repairs unless the damage occurred from a risk which would not be covered by a standard fire insurance policy with an endorsement for extended coverage, including sprinkler leakage, and the damage was the result of the fault of Tenant, in which event Tenant shall bear the expense of the repairs.

14.2Substantial Damage.

If the buildings situated on the Property or the Building or the Premises, or any of them, are 50% or more destroyed during the Term by any cause, Landlord may elect to terminate the Lease as of the date of damage or destruction by notice given to Tenant in writing no more than 45 days following the date of damage.  In such event all rights and obligations of the parties shall cease as of the date of termination.  In the absence of an election to terminate, Landlord shall proceed to restore the Premises, if damaged, to substantially the same form as prior to the damage or destruction, so as to provide Tenant useable space equivalent in the quantity and character to that which existed before the damage or destruction.  Work shall be commenced as soon as reasonably possible, and thereafter proceed with diligence, except for work stoppages on account of matters beyond the reasonable control of Landlord.  From the date of damage until the Premises are restored or repaired, Base Rent shall be abated or apportioned according to the part of the Premises useable by Tenant, unless the damage occurred because of the fault of the Tenant in which case there shall be no abatement.  Landlord shall bear the cost of such repairs unless the damage occurred from a risk which is not covered by the insurance policies carried by Landlord, and the damage was the result of the fault of Tenant, in which event Tenant shall bear the expense of the repairs.

14.3Restoration.

If the Premises are to be restored by Landlord as provided in this Section 14, Tenant, at its expense, shall be responsible for the repair and restoration of all items which were initially installed at the expense of Tenant (whether the work was done by Landlord or Tenant) or for which an allowance was given by Landlord to Tenant, together with Tenant’s stock in trade, trade fixtures, furnishings, and equipment; and Tenant shall commence the installation of the same promptly upon delivery to it of possession of the Premises, and Tenant shall diligently prosecute such installation to completion.

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15.EMINENT DOMAIN.

15.1Partial Taking.

If a portion of the Premises is condemned and neither Section 15.2 nor Section 15.3 apply, the Lease shall continue in effect.  Landlord shall be entitled to all the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of condemnation.  Landlord shall proceed as soon as reasonably possible to make such repairs and alterations to the Premises as are necessary to restore the remaining Premises to the condition as similar as reasonably practicable to that existing at the time of condemnation.  Base Rent shall be abated to the extent that the Premises are untenantable during the period of alteration and repair.  After the date on which title vests in the condemning authority, Base Rent shall be reduced commensurately with the reduction in value of the Premises as an economic unit on account of the partial taking.

15.2Substantial taking of the Property.

If a condemning authority takes any substantial part of the Property or any substantial part of the Building, the Lease shall, at the option of Landlord, terminate as of the date title vests in the condemning authority.  In such event all rights and obligations of the parties shall cease as of the date of termination.  Landlord shall be entitled to all of the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of the condemnation.  Tenant shall be free to make a separate claim for its moving expenses and lost trade fixtures so long as such claim does not interfere with or reduce Landlord’s claim or award.

15.3Substantial Taking of Premises.

If a condemning authority takes all of the Premises or a portion sufficient to render the remaining Premises reasonably unsuitable for Tenant’s use, the Lease shall terminate as of the date title vest in the condemning authority.  In such event all rights and obligations of the parties shall cease as of the date of termination.  Landlord shall be entitled to all of the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of the condemnation.

15.4Definition.

Sale of all or any part of the Premises to a purchaser with the power of eminent domain in the face of a threat or probability of the exercise of the power shall be treated for the purpose of this Lease as taking by condemnation.

16.BANKRUPTCY.

Subject to Section 17, this Lease shall not be assigned or transferred voluntarily or involuntarily by operation of law.  It may, at the option of Landlord, be terminated, if Tenant be adjudged bankrupt or insolvent, or makes an assignment for the benefit of creditors, or files or is a party to the filing of a petition in bankruptcy, or in case a receiver or trustee is appointed to take charge of any of the assets of Tenant or sublessees or assignees in or on the Premises, and such receiver or trustee is not removed within 30 days after the date of his appointment, or in the event of judicial sale of the personal property in or on the Premises upon judgment against Tenant or any sublessees or assignees hereunder, unless such property or reasonable replacement therefor be installed on the Premises within ten days after such judicial sale.  To the extent permitted by law, this Lease or any sublease hereunder shall not be considered as an asset of a debtor-in-possession or an asset in bankruptcy, insolvency, receivership, or other judicial proceedings.  This Lease shall be considered a lease of real property in a multi-tenanted building within the meaning of Section 365(b)(3) of the US Bankruptcy Code.

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17.DEFAULT.

The following shall be events of default:

17.1Failure of Tenant to pay any Rent when due or failure of Tenant to pay any other charge required under this Lease after ten (10) days after it is due.

17.2Failure of Tenant to execute the documents described in Section 21 or 22 within the time required under such Sections; failure of Tenant to provide or maintain the insurance required of Tenant pursuant to Section 5.3; or failure of Tenant to comply with any Laws as required pursuant to Section 6 within 24 hours after written demand by Landlord.

17.3Failure of Tenant to comply with any term or condition or fulfill any obligation of this Lease (other than the failures described in Sections 17.1 or 17.2 above) within thirty (30) days after written notice by Landlord specifying the nature of the default with reasonable particularity.  If the default is of such nature that it cannot be completely remedied within the thirty (30) day period, this provision shall be complied with if Tenant begins correction of the default within the thirty (30) day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable.  Landlord shall not be obligated to give written notice for the same type of default more than twice during the term of this Lease; at Landlord’s option, a failure to perform an obligation after the second notice shall be an automatic event of default, without notice or any opportunity to cure.

17.4The abandonment of the Premises by Tenant or the failure of Tenant for fifteen (15) days or more to occupy the Premises for one or more of the designated purposes of this Lease unless such failures is excused under other provisions of this Lease.

17.5The bankruptcy or insolvency of Tenant or the occurrence of other acts specified in Section 16 of this Lease which give Landlord the option to terminate.

18.REMEDIES ON DEFAULT.

In the event of a default, Landlord may, at Landlord’s option, exercise any one or more of the rights and remedies available to a landlord in the state of Oregon to redress such default, consecutively or concurrently, including the following:

18.1Landlord may elect to terminate Tenant’s right to possession of the Premises or any portion thereof by written notice to Tenant.  Following such notice, Landlord may re-enter, take possession of the Premises and remove any persons by legal action or by self-help with the use of reasonable force and without liability for damages.

18.2Following re-entry by Landlord, Landlord may relet the Premises for a term longer or shorter than the Term and upon any reasonable terms, including the granting of rent concessions to the new tenant.  Landlord may alter; refurbish or otherwise changes the character or use of the Premises in connection with such reletting.  Landlord shall not be required to relet for any use or purpose, which Landlord may reasonably consider injurious to its property or to any tenant, which Landlord may reasonably consider objectionable.  No such reletting by Landlord following a default by Tenant shall be construed as an acceptance of the surrender of the Premises.  If rent received upon such reletting exceeds the Rent owed under this Lease, Tenant shall have no claim to the excess.

18.3Following re-entry Landlord shall have the right to recover from Tenant the following damages;

(a)All unpaid rent or other charges for the period prior to re-entry, plus interest at a rate equal to the lesser of:  (i) five percentage points in excess of the discount rate, including any surcharge on the discount rate, on 90-day commercial paper declared by the Federal Reserve Bank in the Federal Reserve district in which Bend, Oregon is located on the date the charge was due (the “Interest Rate”); or (ii) the maximum rate allowed by law.

14 | 1000 WALL LEASE AGREEMENT

(b)An amount equal to the Rent lost during any period during which the Premises are not relet, if Landlord uses reasonable efforts to relet the Premises.  If Landlord lists the Premises with a real estate broker experienced in leasing commercial property in Central Oregon, such listing shall constitute the taking of reasonable efforts to relet the Premises.

(c)All costs incurred in reletting or attempting to relet the Premises, including but without limitation, the cost of cleanup and repair in preparation for a new tenant, the cost of correcting any defaults or restoring any unauthorized alterations, the cost of any tenant improvements necessary for a new tenants, and the amount of any real estate commissions or advertising expenses.

(d)The difference between the Rent reserved under this Lease and the amount actually received by Landlord after reletting, as such amounts accrue.

(e)Reasonable attorney’s fees incurred in connection with the default, whether or not any litigation is commenced.

18.4Landlord may sue periodically to recover damages as they accrue throughout the Term and no action for accrued damages shall be a bar to a later action for damages subsequently accruing.  To avoid a multiplicity of actions, Landlord may obtain a decree of specific performance requiring Tenant to pay the damages stated in Section 18.3 above as they accrue.  Alternatively, Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining Term equal to the difference between the Rent under this Lease and the reasonable rental value of the Premises for the remainder of the Term.

18.5In the event that Tenant remains in possession following default and Landlord does not elect to re-enter, Landlord may recover all back Rent and other charges, and shall have the right to cure any nonmonetary default and recover the cost of such cure from Tenant, plus interest from the date of expenditure at the Interest Rate.  In addition, Landlord shall be entitled to recover attorney’s fees reasonably incurred in connection with the default, whether or not litigation is commenced.  Landlord may sue to recover such amounts as they accrue, and no one action for accrued damages shall bar a later action for damages subsequently accruing.

18.6The foregoing remedies shall not be exclusive but shall be in addition to other remedies and rights provided under applicable law, and no election to pursue one remedy shall preclude resort to another remedy.

19.SURRENDER AT EXPIRATION.

19.1Condition of Premises.

Upon expiration of the Term or earlier termination Tenant shall deliver all keys to Landlord and surrender the Premises broom clean and in substantially the same condition as existed at the commencement of the Lease, ordinary wear and tear excepted; provided, however, improvements and alterations constructed by Tenant shall not be removed or restored to the original condition unless the terms of Landlord’s consent provides otherwise or unless Landlord requests Tenant to remove all or any of such improvements or alterations, in which event Tenant shall remove the same and restore the Premises.  Depreciation and wear from ordinary use for the purpose for which the Premises were let need not be restored, but all repairs for which Tenant is responsible shall be completed to the latest practical date prior to such surrender.  Tenant’s obligations under this Section 19 shall be subject to the provisions of Section 14 relating to damages or destruction.

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19.2Fixtures.

(a)All fixtures placed upon the Premises during the Term, other than Tenant’s trade fixtures, shall, at Landlord option, become the property of the Landlord.  Movable furniture, decorations, floor covering other than hard surface bonded or adhesively fixed flooring, curtains, drapes, blinds, furnishing and trade fixtures shall remain the property of Tenant if placed on the Premises by Tenant; provided, however, if Landlord granted Tenant an allowance for improvements, installation, floor coverings, curtains, drapes, blinds or other items, such items shall at Landlord’s option become the property of Landlord notwithstanding the installation thereof by Tenant.

(b)If Landlord so elects, Tenant shall remove any or all fixtures, which would otherwise remain the property of Landlord, and shall repair any physical damage resulting from the removal.  If Tenant fails to remove such fixtures, Landlord may do so and charge the cost to Tenant with interest at the Interest Rate.  Tenant shall remove all furnishings, furniture, and furniture and trade fixtures, which remain the property of Tenant.  If Tenant fails to do so, this shall be an abandonment of the property, and Landlord may retain the property and all rights of Tenant with respect to it shall cease.  Landlord may effect a removal and place the property in public or private storage for Tenant’s account.  Tenant shall be liable to Landlord for the cost of removal, and transportation to storage, with interest on all such expenses from the date of expenditure at the Interest Rate.

(c)The time for removal of any property or fixtures which Tenant is required to remove from the Premises upon termination shall be as follows:

(1)On or before the date the Lease terminates because of expiration of the Term or because of a default under Section 18; or

(2)Within 30 days after notice from Landlord requiring such removal where the property to be removed is a fixture which Tenant is not required to remove except after such notice by Landlord, and such date would fall after the date on which Tenant would be required to remove other property.

19.3Holdover.

If Tenant does not vacate the Premises at the time required, Landlord shall have the option to treat Tenant as a tenant from month-to-month, subject to all of the provisions of this Lease except the provision for the Term, and except the Base Rent provided herein shall increase 125% during the period of the month-to-month tenancy.  Failure of Tenant to remove fixtures, furniture, furnishings or trade fixtures which Tenant is required to remove under this Lease shall constitute a failure to vacate to which this Section 19.3 shall apply if the property not removed will interfere with occupancy of the Premises by another tenant or with occupancy by Landlord for any purpose including preparation for a new tenant.

20.ASSIGNMENT AND SUBLETTING.

20.1Landlord’s Consent.

Tenant shall not, either voluntarily or by operation of law, sell, assign or transfer this Lease or sublet the Premises or any part thereof, or assign any right to use the Premises or any part thereof (each a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and any attempt to do so without such prior written consent shall be void and at Landlord’s option, shall terminate this Lease.  If Tenant requests Landlord’s consent to any Transfer, Tenant shall promptly provide Landlord with a copy of the proposed agreement between Tenant and its proposed transferee and with all such other information concerning the business and financial affairs of such proposed transferee as Landlord may request.  Landlord may withhold such consent unless the proposed transferee (i) is satisfactory to Landlord as to credit, managerial experience, net worth, character and business or professional standing; (ii) is a person or entity whose possession of the Premises would not be inconsistent with Landlord’s commitments with other tenants or with the mix of uses Landlord desires at the Property; (iii) will occupy the Premises solely for the use authorized under this Lease; (iv) expressly assumes and agrees in writing to be bound by and directly responsible for all of Tenant’s obligations

16 | 1000 WALL LEASE AGREEMENT

hereunder; and (v) will conduct a business which does not adversely impact the use of the Property’s common areas.  Landlord’s consent to any such Transfer shall in no event release Tenant from its liabilities hereunder nor relieve Tenant from the requirement of obtaining Landlord’s prior written consent to any further Transfer.  Landlord’s acceptance of rent from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or consent to any Transfer.

20.2Payment to Landlord and Termination of Lease

(a)Landlord may, as a condition to its consideration of any request for consent to a proposed Transfer, impose a fee to cover Landlord’s administrative and legal expenses in connection therewith.  Such fee shall (i) be payable by Tenant upon demand, (ii) include all legal fees incurred by Landlord, and (iii) be retained by Landlord regardless of whether such consent is granted.

(b)If any such proposed Transfer provides for the payment of, or if Tenant otherwise receives, rent or other consideration for such Transfer which is in excess of the Rent and all other amounts which Tenant is required to pay under this Lease (regardless of whether such excess is payable on a lump sum basis or over a term), then in the event Landlord grants its consent to such Proposed Transfer, Tenant shall pay Landlord the amount of such excess as it is received by Tenant.  Any violations of this paragraph shall be deemed a material and non-curable breach of this Lease.

(c)If Tenant is a corporation, an unincorporated association, a partnership, a limited partnership, or a limited liability company, the transfer, assignment or hypothecation of any stock or interest in such entity in the aggregate in excess of twenty-five percent of the total prior to such event shall be deemed a Transfer of this Lease within the meaning and provision of this Section 20.

21.SUBORDINATION.

Tenant’s interest hereunder shall be subject and subordinate to all mortgages, trust deeds, and other financing and security instruments placed on the Premises by Landlord from time to time (“Mortgages”) except that no assignment or transfer of Landlord’s rights hereunder to a lending institution as collateral security in connection with a mortgage shall affect Tenant’s right to possession, use and occupancy of the Premises so long as Tenant shall not be in default under any of the terms and conditions of this Lease.  The provisions of this Section 21 shall be self-operating.  Nevertheless, Tenant agrees to execute, acknowledge and deliver to Landlord within ten days after Landlord’s written request, an instrument in recordable form which expressly subordinates Tenant’s interest hereunder to the interests of the holder of any Mortgage, and which includes any other reasonable provisions requested by the holder or prospective holder of any Mortgage.  At Landlord’s request, Tenant shall furnish Landlord current balance sheets, operating statements, and other financial statements, in the form as reasonably requested by Landlord or by the holder or prospective holder of any Mortgage, certified by Tenant as accurate and current.  Tenant agrees to sign an authorization for Landlord to conduct a check of Tenant’s credit as requested by Landlord from time to time.

22.ESTOPPEL CERTIFICATE.

Tenant shall from time to time, upon not less than 20 days prior notice, submit to Landlord, or to any person designated by Landlord, a statement in writing, in the form submitted to Tenant by Landlord, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof) that to the knowledge of Tenant no uncured default exists hereunder (or if such uncured default does exist, specifying the same), the dates to which the Rent and other sums and charges payable hereunder have been paid, that Tenant has no claims against Landlord and no defenses or offsets to rental except for the continuing obligations under this Lease (or if Tenant has any such claims, defenses or offsets, specifying the same), and any other information concerning this Lease as Landlord reasonably requests.  A failure of Tenant to timely respond to such request shall constitute a default hereunder and shall constitute Tenant’s agreement with Landlord’s determination as to the matters described in this Section 22.

17 | 1000 WALL LEASE AGREEMENT

23.PERFORMANCE BY LANDLORD and Tenant.

Landlord or Tenant shall not be deemed in default for the nonperformance or for any interruption or delay in performance of any of the terms, covenants and conditions of this Lease if the same shall be due to any labor dispute, strike, lockout, civil commotion or like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain labor, services or materials, through acts of God, or other cause beyond the reasonable control of Landlord or Tenant, providing such cause is not due to the willful act or neglect of Landlord or Tenant.

24.LANDLORD’S RIGHT TO CURE DEFAULT.

If Tenant shall fail to perform any of the covenants or obligations to be performed by Tenant, Landlord, in addition to all other remedies provided herein, shall have the option (but not the obligation) to cure such failure to perform after ten days’ written notice to Tenant (except in the case of emergency, in which case, no notice shall be required).  All of Landlord’s expenditures incurred to correct the failure to perform shall be reimbursed by Tenant upon demand with interest from the date of expenditure at the Interest Rate.  Landlord’s right to cure Tenant’s failure to perform is for the sole protection of Landlord and the existence of this right shall not release Tenant from the obligation to perform all of the covenants herein provided to be performed by Tenant, or deprive Landlord of any other right which Landlord may have by reason of default of this Lease by Tenant.

25.INSPECTION.

Landlord, Landlord’s agents and representatives, shall have the right to enter upon the Premises at any time in the event of emergency and, in other events, at reasonable times after giving  prior 48 hour verbal notice (in person, not voicemail), followed by written notice for the purpose of inspecting the same, for the purpose of making repairs or improvements to the Premises or the Building, for showing the Premises during the final ninety (90) days of the Term, or for any other lawful purpose.

26.FOR SALE AND RENT SIGNS.

During the period of ninety (90) days prior to the date for the termination of this Lease, Landlord may post on the Premises or in the Windows thereof signs of moderate size notifying the public that the Premises are “for sale” or “for rent” or “for lease”.

27.ATTORNEY’S FEES.

In the event a suit, action, arbitration, or other proceeding of any nature whatsoever, including without limitation any proceeding under the U.S. Bankruptcy Code, is instituted, or the services of an attorney are retained, to interpret or enforce any provision of this Lease or with respect to any dispute relating to this Lease, the prevailing or non-defaulting party shall be entitled to recover from the losing or defaulting party its attorneys’, paralegals’, accountants’, and other experts’ fees and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith.  In the event of suit, action, arbitration, or other proceeding, the amount thereof shall be determined by the judge or arbitrator, shall include fees and expenses incurred on any appeal or review, and shall be in addition to all other amounts provided by law.

28.NOTICES.

Any notice required or permitted under this Lease shall be in writing and shall be deemed given when actually delivered or two (2) days after being deposited in the United States mail as certified or registered mail, addressed to the addresses set forth on the last page of this Lease or to such other addresses as may be specified from time to time by either of the parties in the manner above provided for the giving of notice.

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29.BROKERS.

Tenant covenants, warrants and represents that it has not engaged any broker, agent or finder who would be entitled to any commission or fee in connection with the negotiation and execution of this Lease except as set forth in the Summary of Basic Lease Terms attached hereto.  Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including attorneys’ fees and expenses, arising out of any charge or claim for a commission or fee by any broker, agent or finder on the basis of any agreements made or alleged to have been made by or on behalf of Tenant except for brokers listed on the Summary of Basic Lease Terms.  The provisions of this Section 29 shall not apply to any brokers with whom Landlord has an express written brokerage agreement.  Landlord shall be responsible for payment of any such brokers.

30.LATE CHARGES.

Tenant acknowledges that late payment by Tenant to Landlord of any Rent or other charge due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs may include, without limitation, processing and accounting charges and late charges, which may be imposed, on Landlord under the terms of any Mortgage.  Accordingly, if any Rent or other charge is not received by Landlord within ten (10) days after it is due; Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs incurred by Landlord by reason of the late payment by Tenant.  Acceptance of any late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to the overdue amount in question, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

31.NO PERSONAL LIABILITY.

The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building and the Property, and Landlord shall not be personally liable for any deficiency.  This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord under this Lease which does not involve the personal liability of Landlord.

32.MISCELLANEOUS PROVISIONS.

32.1This Lease does not grant any rights of access to light or air over any part of the Property.  Time is of the essence of this Lease.

32.2The acceptance by Landlord of any Rent or other benefits under this Lease shall not constitute a waiver of any default.  Any waiver by Landlord of the strict performance of any of the provisions of this Lease shall not be deemed to be a waiver of subsequent breaches of the same character or of a different character, occurring either before or subsequent to such waiver, and shall not prejudice Landlord’s right to require strict performance of the same provision in the future or of any other provision of this Lease.

32.3This Lease contains the entire agreement of the parties.

32.4The parties acknowledge and agree that any calculations of square footage in the Premises and on the Property are approximations.

32.5No recalculation of square footage shall affect the obligations of Tenant under this Lease including without limitation the amount of base Rent or other Rent payable by Tenant under this Lease.

32.6This Lease shall not be amended or modified except by agreement in writing, signed by the parties hereto.

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32.7Subject to the limitations on the assignment or transfer of Tenant’s interest in this Lease, this Lease shall be binding upon and inure to the benefit of the parties, their respective heirs, personal representatives, successors, and assigns.

32.8No remedy herein conferred upon or reserved to Landlord or Tenant shall be exclusive of any other remedy herein provided or provided by law, but each remedy shall be cumulative.

32.9In interpreting or construing this Lease, it is understood that Tenant may be more than one person, that if the context so requires, the singular pronoun shall be taken to mean and include the plural, and that generally all grammatical changes shall be made, assumed, and implied to make the provisions hereof apply equally to corporations, partnerships, and individuals.

32.10Section headings are for convenience and shall not affect any of the provisions of this Lease.

32.11 If any provision of this Lease or the applications thereof to any person or circumstance is, at any time or to any extent, held to be invalid or unenforceable, the remainder of this Lease, or the applications of such provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

32.12All agreements (including, but not limited to, indemnification agreements) set forth in this Lease, the full performance of which is not required prior to the expiration or earlier termination of this Lease, shall survive the expiration or earlier termination of this Lease and be fully enforceable thereafter.

33.EXHIBITS.

The following Exhibits are attached hereto and incorporated as a part of this Lease:

Exhibit A	Premises
~~Exhibit B~~	~~Tenant Improvements~~
Exhibit C	Rules and Regulations
Exhibit D	Tenant’s Options
Exhibit E	Brokers
~~Exhibit F~~	~~Guaranty~~
Addendum A	Sustainability Addendum

IN WITNESS WHEREOF, this Lease may be executed in counterparts, each of which will be deemed an original, but all of which will constitute a single agreement.  Facsimile, scanned and emailed or electronic signatures will be treated as original signatures.  At the request of any party, an originally executed document will be mailed following the sending of any facsimile or scanned and emailed version.

	LANDLORD:		TENANT:

	Eastern Western Corp.		Acer Therapeutics Inc.
an Corporation

By:	/s/ Michael McGinley	By:	/s/ Chris Shelling
Name:	Michael E McGinley	Name:	Chris Schelling
Title:	President	Title:	CEO & Founder
Date:	3/29/2018	Date:	4/2/2018 6:21 AM PDT

20 | 1000 WALL LEASE AGREEMENT

EXHIBIT A
Premise

1000 WALL

1000 NW Wall Street, Bend, OR 97701

COMMON HALLWAY
STAIRS DOWN
SKY-LIGHT
SUITE 220
40' - 6"
2' - 0"
44' - 10"
OREGON STREET
N
1
LE-220 DIMENSION PLAN
1/8" = 1'-0"

LEASE EXHIBIT

Scale 1/8" = 1'-0"

09/25/14

21 | 1000 WALL LEASE AGREEMENT

EXHIBIT C

Rules and Regulations

1.As used in these Rules and Regulations, "Tenant" means Tenant and all of its officers, owners, employees, agents, customers and invitees.

2.Sidewalks, halls, passages, exits, entrances, shall not be obstructed by Tenant or used by Tenant for any purpose other than access to and from the Premises.

3.Tenant shall not go on the roof of any part of the building.

4.No awning, canopy, or other projection of any kind, and no sign, poster, light or other material shall be installed on, over or around the windows and only such window coverings as are approved by Landlord shall be used in the Premises.

5.The Premises shall not be used for lodging or sleeping.  Unless specifically authorized in Tenant's lease, no cooking shall be done or permitted by Tenant on the Premises, except the preparation of coffee, tea, and similar items for Tenant and its employees, and use of a microwave oven.

6.Landlord will furnish Tenant with 2 sets of keys and access cards for the Building, elevators and Premises. There shall be a reasonable charge for additional keys and access cards, including a charge for replacements of lost keys.  No additional locking devices shall be installed on the Premises without the prior written consent of Landlord, and Tenant shall furnish Landlord with a key or access card for any such additional locking device. Tenant, upon termination of its tenancy, shall return to Landlord all keys and access cards.  Tenant will pay all reasonable charges imposed by Landlord for changing any locks or codes if necessitated by loss of keys or access cards.

7.Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, or other flammable or combustible fluid or materials or use any method of heating or air conditioning other than that supplied or approved in writing by Landlord.

8.In case of invasion, mob, riot, public excitement, or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building by such action as Landlord may deem appropriate, including closing entrances to the Building; provided, however, that Landlord shall not be permitted to prevent access to the Building due to a labor disturbance.

9.All perimeter doors to the Building shall remain closed and securely locked at all times after regular Building hours.  The doors of the Premises shall remain closed and securely locked at such time as Tenant's employees leave the Premises, after regular Building hours.

10.The toilet rooms, toilets, urinals, wash bowls, and other apparatus in the Premises and the Building shall not be used for any purpose other than that for which they are intended.  No foreign substance of any kind shall be deposited therein, and any damage resulting from Tenant's misuse shall be paid for by Tenant.  Tenant may administer supervised urinalysis on a periodic basis in the toilet rooms and Tenant shall immediately clean the toilet room when necessary.  Landlord may clean the toilet room at Tenant's expense if necessary.

11.Except with the prior written consent of Landlord, the Premises shall not be used for manufacturing of any kind, or for any business or other activity other than that specifically permitted under Tenant's lease.

12.Tenant shall not install any radio, television, or similar antenna or aerial, nor any loudspeaker or other device, on the roof, exterior walls, or grounds of the Building without obtaining prior written consent from Landlord.

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13.Tenant shall not use in the Premises or the Building any hand-truck not equipped with rubber tires and side guards, nor any other material-handling equipment not approved in writing by Landlord.  No vehicles of any kind shall be brought by Tenant into the Premises without Landlord's approval.

14.Tenant shall store its trash, garbage, and recycling within the Premises until removal as may be designated from time to time by Landlord.  No material shall be placed in the Building trash boxes or receptacles if such material may not be disposed of in the ordinary and customary manner in the Bend, Oregon metropolitan area without being in violation of any law or ordinance governing such disposal.  Tenant will participate in recycling programs instituted by Landlord from time to time.

15.All loading and unloading of merchandise, supplies, materials, garbage and refuse and delivery or removal of the same to or from the Premises shall be made only through such entryways and at such time as Landlord may designate.  Landlord shall be given prior notice of Tenant's intent to move any furniture, equipment or any heavy or bulky items into or from the Building.  Such moving shall be scheduled only with Landlord's consent and shall be subject to supervision by the Building manager.  Protective covers shall be used in elevator cabs when used for moving equipment or furniture.  Tenant shall be responsible for all damage to the Building resulting from moving activities.

16.Canvassing, soliciting, peddling, and distributing of handbills or other written material in the Building is prohibited, and Tenant shall cooperate to prevent same.

17.Tenant shall not permit the use or the operation of any vending or amusement machines on the Premises, including without limitation vending machines, video games, pinball machines, or pay telephones, without the prior written consent of Landlord.  However, Tenant shall be permitted to install inside its Premises snack and beverage vending machines for the use of Tenant's employees and invitees.

18.Landlord may direct the use of pest extermination at such intervals as Landlord may determine.

19.Tenant shall, immediately upon request from Landlord (which request need not be in writing), reduce its lighting in the Premises for temporary periods designated by Landlord, when required in Landlord's judgment to prevent overloads of the mechanical or electrical systems of the Building; provided, however, that Tenant shall not be required to reduce its lighting if such reduction would materially interfere with Tenant's use of the Premises for its business.

20.Employees of Landlord shall not perform any work for or on behalf of Tenant or do anything outside of their regular duties unless under special instructions from Landlord.

21.Smoking is prohibited in all areas of the Building and within fifteen (15) feet of all entrances/exits.

22.Tenant must provide, at its own expense, protection to the carpets from chair wheels or other abnormal wear, tear, or staining.  Tenant shall be responsible for replacing carpet where damage has occurred due to lack of such protection.  Tenant shall be responsible for heavy stain removal and periodic shampooing of carpet.  It is recommended that carpets be shampooed at least annually.

23.If Tenant elects to install a monitored security system within its Premises, neither the Landlord nor its contractors shall be held responsible for setting off the alarm mistakenly, or for any fines which may be levied.

24.The normal Building hours are from 7:00 AM to 6:00 PM Monday through Friday, except holidays.  Building holidays are New Year's Day; President's Day; Easter; Memorial Day; Independence Day; Labor Day; Thanksgiving and Christmas.

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25.No pets shall be allowed in the Premises.

26.Tenant shall not annoy, obstruct or interfere with the rights of other tenants of the Building.  Tenant shall create no nuisance nor allow any objectionable fumes, noise or vibrations to be emitted from the Premises.  Tenant shall not conduct any activities that will in any manner degrade or damage the reputation of the Building.

27.During times other than normal Building hours, Tenant's employees, customers and invitees may be required to show identification in order to gain access to the Building.  Landlord may refuse access to the Building to anyone Landlord believes to be a threat to the Building or to the safety or its occupants.  Landlord shall have no liability for refusing access to any person.

28.Tenant shall comply with all fire, evacuation, and life safety plans and rules adopted by Landlord.

29.When using the Common Areas, Tenant and its employees, customers and invitees will behave in a manner appropriate for an office building, will observe common courtesies, will clean up their trash, and will refrain from behavior (including making noise) which disturbs tenants in adjacent areas.

30.Landlord may waive any one or more of these Rules and Regulations in favor of a particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of these Rules and Regulations in favor of any other tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

31.These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, the conditions of Tenant's Lease.  In the event of a conflict between these Rules and Regulation and Tenant's Lease, the Lease shall govern.

Landlord reserves the right to amend these Rules and Regulations and to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care, and cleanliness of the Building and for the preservation of good order therein; provided, however that any such amendments or additions shall not modify, alter, or amend, in the whole or part, the terms, covenants, agreements, and conditions of Tenant's Lease.

32.Fratzke Commercial Real Estate Advisors, Inc., acted as a scrivener for this lease and provide no legal advice to either Tenant or Landlord.

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EXHIBIT D

Tenant's Options

OPTIONS TO EXTEND LEASE.

1.Subject to and upon the terms and conditions set forth below, Tenant will have options to extend the term of this Lease for up to two (2) additional period of three (3) years.   Tenant will also have a right of first refusal to lease Suite 202 also known as 210.

2.Each of Tenant's options to extend must be exercised by written notice to Landlord no less than 180 days prior (a) to the end of initial term (in the case of the first option) or (b) the end of the then-current extension term.

3.If Tenant has more than one option to renew, no option may be exercised for an extension unless any and all prior options have been exercised.

4.Tenant shall not be permitted to extend the term of this Lease pursuant to any of Tenant's options, and no extension will be effective, if:

a.Any Rent which is then due has not been paid as of the date of exercise of any option or as of the date the extended term is to begin; or

b.There exists any Event of Default by Tenant as of the date of exercise of any option or as of the date the extended term is to begin.

5.Tenant's options are personal to Tenant and cannot be exercised by any successor, assignee or sublessee without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole and unfettered discretion. Provided however that Tenant shall be permitted to assign the Lease to an affiliate or a permitted transferee.

6.Effective as of the date each extension term begins, the Base Rent provided for in this Lease will be adjusted to the then-current market rent for the Premises; provided, however, in no event will any such adjustment result in a reduction of the Base Rent.  If Landlord and Tenant cannot agree upon the amount of the adjusted Base Rent within 30 days after Tenant's notice of exercise of an option to extend, the issue will be submitted to a qualified, independent real estate appraiser (the "Appraiser") in the Bend, Oregon area for a final and binding determination.  Landlord will designate by written notice to Tenant three qualified, independent real estate appraisers to make the market rate determination.  Within ten (10) days of receipt of Landlord’s list, Tenant will choose one of the appraisers from such list to be the Appraiser and will give Landlord written notice of its selection.  If Tenant fails to timely select an Appraiser, Landlord may choose any one of the three included on the list.  Each of the parties will have 30 days after the effective date of Tenant's notice of selection, or Landlord’s selection if Tenant fails to timely elect, to submit its initial materials to the Appraiser.  Landlord and Tenant shall each provide copies to the other of the materials submitted to the Appraiser.  Each party will submit any response to the other party's materials within ten days after the effective date of transmission, and will provide the other with a copy of such materials also.  The Appraiser will notify Landlord and Tenant of his or her determination in writing. The costs of the Appraiser will be split between the parties.

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EXHIBIT E

Brokers

A.	Landlord's Broker:

Name: Nick Vaughn

Company: Fratzke Commercial

Email:Nick@fratcommercial.com

Phone:541-610-8202

Fax:

Address:963 SW Simpson #220, Bend, OR 97701

B.	Tenant's Broker:

Name: Brian Fratzke

Company: Fratzke Commercial

Email: Brian@fratcommercial.com

Phone:541-306-4948

Fax:

Address: 963 SW Simpson #220, Bend, OR 97701

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ADDENDUM A

Sustainability Addendum

1002 NW WALL STREET LLC, an Oregon limited liability company (“Landlord”) and Bounce USA LLC and Natural High Co Pty Ltd (“Tenant”) are parties to a lease agreement dated January 27th, 2015 (the “Lease”) to which this Sustainability Addendum (this “Addendum”) is attached.

In order to reflect the interests of Landlord and Tenant in promoting environmental sustainability, and to establish their respective and continuing commitments to perform in accordance therewith (the “Sustainability Practices”), Landlord and Tenant hereby agree to be bound by the terms and conditions set forth in this Addendum.  Capitalized terms used in this Addendum and not otherwise defined shall have the meaning ascribed to such terms in the Lease.

1.EFFECT OF ADDENDUM. This Addendum modifies the Lease to which this Addendum is attached, and the terms hereof are incorporated into the Lease as if fully set forth therein.  In the event of an inconsistency between any term or condition contained in this Addendum and the Lease, the terms and conditions contained in this Addendum shall control.

2.SUSTAINABILITY PRACTICES.  Landlord and Tenant are subject to the following Sustainability Practices applicable to the Premises:

☒ Sustainability analysis with local utility providers of available credits and programs.
☒ Pursuit of sustainability credits and governmental programs.
☒ Energy-efficient lighting.	☒ Low-flow toilet fixtures.
☒ Occupant-sensor water faucets.	☒ Bicycle parking.
☒ Environmentally-friendly cleaning products.	☒ Recycling program.

3.MAINTENANCE; REPAIRS; ALTERATIONS.  In addition to any obligations set forth in the Lease:  (a) Landlord and Tenant agree that all maintenance and repairs performed by either party shall be consistent with the above Sustainability Practices; (b) all alterations, additions, and improvements by either Landlord or Tenant (collectively, “Alterations”) shall also comply with the Sustainability Practices including, without limitation, the use of low- or no‑VOC paints, solvents and adhesives, recycling practices and other commercially reasonable “green” construction standards; and (c) all maintenance, repairs, and Alterations shall be performed in accordance with any applicable LEEDÒ, Energy StarÒ, or other sustainability certification that affects the Building, Center and/or Common Areas.  Copies of the sustainability certifications referenced in the preceding subsection (c) shall be made available to Tenant upon request.  No Alterations shall be performed by Tenant without Landlord’s prior written consent.  Further, any Alterations to the Premises installed by Tenant that Landlord requires Tenant to remove upon termination of the Lease shall be removed and disposed of in an environmentally sustainable manner so long as such removal can be accomplished at a commercially reasonable cost.

4.OPERATING EXPENSES.  In addition to the Operating Expenses described in the Lease, “Operating Expenses” shall also include all expenses paid or incurred by Landlord (or on Landlord’s behalf) as reasonably determined by Landlord to be necessary or appropriate for the implementation of sustainable practices (including the Sustainability Practices) in the operation of the Premises, Building, Center and Common Areas including, without limitation, modifications required to:  (a) reduce the use of energy, or to create onsite energy sources; (b) reduce the use of fresh water; (c) reuse storm water; (d) promote sustainable methods of transportation; (e) purchase energy manufactured from “green” or renewable sources for onsite consumption; and (f) other modifications required to achieve or maintain any applicable LEEDÒ, Energy StarÒ, or other sustainability certification.  If the Operating Expenses described above (the “Sustainable Operating Expenses”) do no fall within the definition of Operating Expenses set forth in the Lease, Tenant’s obligation to pay Tenant’s proportionate share of Sustainable Operating Expenses shall be limited to the following:  (i) for Sustainable Operating Expenses that constitute capital improvements, Tenant shall only be obligated to pay Tenant’s proportionate share of the amount which is the lesser of the savings reasonably calculated by Landlord to be achieve by such

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capital improvement or the total cost of the capital improvement amortized over the useful life of the improvement or otherwise in accordance with generally accepted accounting principles uniformly applied; and (ii) for Sustainable Operating Expenses that do not constitute capital improvements, Tenant’s proportionate share in any Operating Year shall not exceed five (5%) percent of Minimum Rent payable during such Operating Year. Provided however that Tenant shall only be responsible for LEED and sustainability measure costs if such measures are cost-saving or cost-neutral, as evidenced in Landlord’s actual operating expense statements.

5.ASSIGNMENT; SUBLETTING.  Notwithstanding anything to the contrary contained in the Lease, Landlord shall have no obligation to approve any assignment or sublease in which the proposed use of the Premises will be contrary to the sustainability goals and provisions in this Addendum.  In addition to any and all other obligations in the Lease relating to assignment or subletting, Landlord’s consent to any proposed assignment or sublease is expressly conditioned on the proposed assignee or sublessee assuming, in writing, all of Tenant’s obligations in this Addendum.

6.BREACH; REMEDIES.  In addition to the remedies provided in the Lease, upon a breach by either party of any of the terms of this Addendum, such party agrees to indemnify, defend, protect, and hold harmless the other, its managing agent, and its agents, employees, successors, and assigns, from any and all claims, judgments, damages, penalties, fines, costs, liabilities, and losses that arise during or after the term directly or indirectly such breach, including, without limitation, the loss of any environmental certification and tax credits.  The foregoing indemnity further includes, without limitation, all loss, cost, and expense of removing, remediating (regardless of the method of remediation employed), and disposing (in a manner complying with the Sustainability Practices) of materials and/or Alterations located at the Premises that are in violation of the terms of this Addendum and/or the Sustainability Practices.  The indemnification provisions of this Section 6 shall survive any termination of this Addendum or the Lease.

7.RULES AND REGULATIONS.  Landlord and Tenant agree that Landlord may amend the rules and regulations applicable to the Premises as frequently and as necessary to implement and maintain the sustainability goals and provisions in this Addendum.

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